UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2018

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant's Certifying Accountant.
The Audit Committee of the Board of Directors (“Committee”) of Meta Financial Group, Inc. (the “Company”) conducted a competitive process to select the audit firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The Committee invited several independent registered public accounting firms to participate in the process, including KPMG LLP (“KPMG”), which audited the Company’s consolidated financial statements for the fiscal year ended September 30, 2018.

On December 7, 2018, the Committee approved the selection of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. On December 7, 2018, the Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm. In selecting Crowe, the Committee also considered Crowe’s service as independent auditor of Crestmark Bancorp, Inc. (“Crestmark”) and that they provided income tax compliance services to Crestmark, in each case prior to the Company acquiring Crestmark on August 1, 2018, as well as the Company’s prior experience working with Crowe on the business valuation and other matters described below.

The reports of KPMG on the Company’s consolidated financial statements for the two fiscal years ended September 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports on the Company’s consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years. In the fiscal years ended September 30, 2018 and 2017 and in the subsequent interim period through December 7, 2018, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures contained in this Current Report on Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG’s letter, dated December 13, 2018, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended September 30, 2018 and 2017, the Company consulted with Crowe on the following matters:

(i)    Valuation services in connection with purchase price allocations of two acquisitions by the Company that closed in fiscal 2017;

(ii)    Management’s documentation of the revenue streams of Crestmark with respect to the application of Accounting Standards Update 2014-09 (Topic 606), which the Company adopted effective October 1, 2018; and

(iii)    Certain federal and state tax return matters with respect to Crestmark.

Other than the matters described above, neither the Company nor anyone acting on its behalf consulted with Crowe on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
16.1	Letter of KPMG LLP dated December 13, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: December 13, 2018	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer
and Secretary